UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-132621	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Securities Holders.
Item 7.01 Regulation FD Disclosure

On December 1, 2008, NewCardio, Inc. (the “Company”) entered into an agreement to restructure, and closed the restructuring, of the going-forward terms of our December 27, 2007 financing (the “Amendment”).  At that time, and as disclosed in our current report on Form 8-K, filed on December 3, 2008, (i) a “lock-up” was imposed with respect to certain securities (the “Lockup”), and (ii) Platinum-Montaur Life Sciences LLC (“Platinum”) was given the right, under certain circumstances, to tender to the Company certain of its Series B Convertible Preferred Stock received in the restructuring in exchange for a return of the sum paid to the Company for such Series B Convertible Preferred Stock (the “Put”).

As disclosed by the Company in an earlier filing on Form 8-K, on April 7, 2009, certain terms of the Amendment were amended.  The period of the Lockup was extended through at least June 30, 2009, and the period related to the Put also was extended to June 30, 2009.

On June 17, 2009, certain terms of the Amendment were amended.  The period of the Lockup was extended through December 31, 2009, and the period related to the Put was extended to July 31, 2009.

A copy of the Amendment is filed herewith as Exhibit 10.33.

Item 9.01    Financial Statements And Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.33	Third Amendment to Securities Purchase Agreement, made as of June 17, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: June 17, 2009	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer

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